Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Netopia, Inc. (the “Company”) on Form 10-Q for the three months ended December 31, 2004 as filed with the United States Securities and Exchange Commission (the “Report”), Mark H. Perry, as Interim Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Mark H. Perry
Mark H. Perry Interim Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

Date: February 9, 2005